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                                                                   EXHIBIT 16.1



April 14, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the statements made in paragraphs one, two and three in Item 9 of Form 10-K of California Community Bancshares, Inc. dated April 14, 2000.

Yours Truly,

-DELOITTE & TOUCHE LLP-

Los Angeles, California